Exhibit 21.1
NATIONSTAR MORTGAGE HOLDINGS INC.
List of Subsidiaries as of the completion of this offering

Jurisdiction of Organization
Centex Land Vista Ridge Lewisville III General Partner, LLC	Delaware

Centex Land Vista Ridge Lewisville III, L.P.	Delaware

Harwood Insurance Services, LLC	California

Harwood Service Company LLC	Delaware

Harwood Service Company Of Georgia, LLC	Georgia

Harwood Service Company Of New Jersey, LLC	New Jersey

Homeselect Settlement Solutions, LLC	Delaware

Nationstar 2009 Equity Corporation	Delaware

Nationstar Advance Funding LLC	Delaware

Nationstar Advance Funding II, LLC	Delaware

Nationstar Agency Advance Funding LLC	Delaware

Nationstar Agency Advance Funding Trust 2011-1	Delaware

Nationstar Capital Corporation	Delaware

Nationstar Equity Corporation	Nevada

Nationstar Funding LLC	Delaware

Nationstar Home Equity Loan Trust 2009-A	Delaware

Nationstar Home Equity Loan 2009-A REO LLC	Delaware

Nationstar Industrial Loan Company	Tennessee

Nationstar Industrial Loan Corporation	Minnesota

Nationstar Mortgage Advance Receivables Trust 2010-ADV1	Delaware

Nationstar Mortgage LLC	Delaware

Nationstar Residual, LLC	Delaware

Nationstar Sub1 LLC	Delaware

Nationstar Sub2 LLC	Delaware

NSM Recovery Services Inc.	Delaware

NSM Foreclosure Services Inc.	Delaware